EXHIBIT 10.1

NASH-FINCH COMPANY

SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2035

INDENTURE

DATED AS OF MARCH 15, 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

CROSS-REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310	13.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
Section	311	13.01
	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	13.01
	(a)	N.A.
	(b)	13.03
	(c)	13.03
Section	313	13.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	N.A.
Section	314	8.06; 13.01
	314(a)	N.A.
	(b)	5.02(a)
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
Section	315	13.01
	315(a)	8.01(b)
	315(b)	8.05
	315(d)	8.01(c)
	315(d)(2)	8.01(c)
	315(d)(3)	8.01(c)
	315(e)	7.11
Section	316	13.01
Section	317	13.01
Section	318(c)	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of March 15, 2005 is between Nash-Finch Company, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s Senior Subordinated Convertible Notes Due 2035.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01 Definitions.

     “Accreted Conversion Price” per share of Common Stock as of any day, means the result obtained by dividing

(i)	the Accreted Principal Amount as of such day by

(ii)	the then applicable Conversion Rate.

     “Accreted Principal Amount” means, with respect to any Security as of any date, the Issue Price of the Security plus the Accrued Original Issue Discount on the Security, if any, as of that date.

     “Accrued Original Issue Discount” means, with respect to any Security as of any date, the amount of Original Issue Discount, if any, that has accrued on the Security as of such date.

     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or Conversion Agent.

     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

     “Beneficial Owner” means a Person that owns a beneficial ownership interest in a Global Security.

     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

     “Board of Directors” means (i) with respect to the Company or any successor that is a corporation, the board of directors of the Company; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function, or, in each case, any committee of such Board of Directors authorized to act for it with respect to this Indenture.

     “Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

     “Capital Stock” or “capital stock” of any Person means any and all shares, interests (including, without limitation, partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person or that otherwise confers on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, but excluding any debt securities convertible into such Capital Stock.

     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A and that is issued in certificated definitive form.

     “Change of Control” means (i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger (except as set forth in clause (ii) below) or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s and its subsidiaries’ properties and assets, taken as a whole, to another Person, other than (A) any transaction pursuant to which holders of the Company’s capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after the transaction; or (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity. Notwithstanding the foregoing clauses (i) and (ii), a Change of Control will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting a Change in Control consists of shares of common stock or American Depositary Shares representing shares of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Securities become convertible solely into such common stock or American Depositary Shares representing shares of common stock; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least US$2.5 billion before giving effect to the transaction.

     “Change of Control Effective Date” means the date on which any Change of Control becomes effective.

     “Change of Control Repurchase Price” means, with respect to any Security, the Accreted Principal Amount of the Security to be purchased plus, subject to Section 3.08(h), accrued and unpaid cash interest (including Contingent Interest), if any, and Liquidated Damages, if any, to, but excluding, the Change of Control Repurchase Date.

     “Closing Price” on any Trading Day means, with respect to the Company’s Common Stock, the reported last sale price per share of Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ National Market or, if the Company’s Common Stock is not quoted on the NASDAQ National Market, as reported by the principal national securities exchange on which the Company’s Common Stock is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

     “Common Stock” means the common stock of the Company, par value $1.66 2/3, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class by reference to which the Securities shall be convertible shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

     “Contingent Interest” means such cash interest payable in accordance with the provisions of Article 12 hereof.

     “Conversion Rate” means the number of shares of Common Stock by reference to which the Conversion Value shall be determined, which shall be initially 9.3120 shares of Common Stock for each $1,000 Principal Amount at Maturity of Securities and as the same shall be adjusted from time to time in accordance with the provisions of this Indenture.

     “Conversion Reference Period” means:

          (i) for any Securities that are converted under any circumstances permitting such conversion after the Company has specified a Redemption Date in respect of such Securities, the 15 consecutive Trading Days beginning on the third Trading Day following such Redemption Date; and

          (ii) in all other instances, the 15 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

     “Conversion Value” means, for each $1,000 Principal Amount at Maturity of Securities, an amount equal to the product of (i) the Conversion Rate in effect on the Conversion Date and (ii) the average of the Closing Prices of the Company’s Common Stock for each of the 15 consecutive Trading Days of the Conversion Reference Period, appropriately adjusted to take into account the occurrence during the Conversion Reference Period of stock splits and similar events; provided that after the consummation of a Change of Control in which the consideration is comprised entirely of cash, the amount in clause (ii) of this definition shall be the cash price per share received by holders of the Company’s Common Stock in such Change of Control.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at Sixth & Marquette, N9303-120, Minneapolis, Minnesota 55479; Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     “Daily Share Amount” for each $1,000 Principal Amount at Maturity of Securities, means, for each Trading Day of the Conversion Reference Period, a number of shares of Common Stock of the Company determined in accordance with the following formula:

(CP * CR) – the Accreted Principal Amount as of the Conversion Date

CP * 15

          where,

          CP means the Closing Price on such Trading Day, and

          CR means the Conversion Rate in effect on the Conversion Date

     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

     “Designated Senior Indebtedness” means (i) any Indebtedness under the Senior Secured Credit Facility and (ii) Obligations of the Company under any other particular Senior Indebtedness that expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that any instrument, agreement or other document governing the rights of creditors in respect of Designated Senior Indebtedness may place limitations and conditions on the right of creditors in respect of Senior Indebtedness to exercise the rights of creditors in respect of Designated Senior Indebtedness).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Final Maturity Date” means March 15, 2035.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

     “Global Security” means a Security that is in substantially the form attached as Exhibit A and that is issued in global form and deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

     “Indebtedness” means, with respect to any Person, without duplication:

(i)	all Obligations and other liabilities, contingent or otherwise, of such Person for borrowed money (including overdrafts), including all such Obligations and other liabilities accruing or incurred after the commencement of any bankruptcy or insolvency proceeding at the rate or on the amount specified in the applicable indebtedness, in each case, whether or not a claim therefor is allowed, allowable or enforceable in such bankruptcy or insolvency proceeding, or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

(ii)	all Obligations of such Person evidenced by credit or loan agreements, notes, bonds, debentures or other similar instruments;

(iii)	all Obligations and other liabilities, contingent or otherwise, of such Person under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) but excluding trade payables arising in the ordinary course of business;

(iv)	all obligations and liabilities, contingent or otherwise, in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the consolidated balance sheet of such Person;

(v)	all obligations of such Person under or in respect of interest rate agreements, currency agreements or other swap, cap, floor or collar agreements, hedge agreements, forward contracts or similar instruments or agreements or foreign currency hedge, exchange or purchase or similar instruments or agreements;

(vi)	the present value of the Obligations of such Person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended (this present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP);

(vii)	all indebtedness referred to in (but not excluded from) the preceding clauses (i) – (vi) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on or with respect to property owned by such Person, including, without limitation, accounts and contract rights, even though such Person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), and all obligations of such Person with respect to receivable securitization facilities;

(viii)	all direct or indirect guarantees or similar arrangements by such Person of indebtedness referred to in this definition of any other Person; and

(ix)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any Indebtedness, Obligation or liability of the kind described in clauses (i) – (viii) above.

     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

     “Initial Purchasers” means Deutsche Bank Securities Inc. and Merrill Lynch & Co, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     “Interest Payment Date” means March 15 and September 15 of each year after the Issue Date.

     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     “Issue Price” of any Security means the initial issue price at which the Security is sold, as set forth on the face of the Security.

     “Liquidated Damages” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement.

     “Non-Payment Default” means any event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, that has occurred and is continuing pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated.

     “Obligation” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities (and guarantees of any of the aforementioned) payable under the documentation governing any Indebtedness.

     “Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.10 and 5.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer.

     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     “Original Issue Discount” means the difference between the Issue Price and the Principal Amount at Maturity of the Security, as set forth on the face of the Security, which shall accrue with respect to each Security at 3.5% per annum on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months.

     “Payment Default” means a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal, or premium, if any, interest or other amounts due on any Senior Indebtedness that has occurred and is continuing beyond any applicable grace period.

     “Permitted Junior Securities” means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Indebtedness of the Company at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness of the Company on the date hereof, so long as: (i) the effect of the use of this defined term in the subordination provisions contained herein is not to cause the Securities to be treated as part of (a) the same class of claim as the Senior Indebtedness of the Company, or

(b) any class of claims pari passu with, or senior to, the Senior Indebtedness of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and (ii) to the extent that any Senior Indebtedness of the Company outstanding on the date of the consummation of any plan of reorganization or readjustment is not paid in full in cash or cash equivalents on such date, the holders of a majority in aggregate principal amount of any such Senior Indebtedness not so paid in full in cash or cash equivalents have consented to the terms of such plan of reorganization or readjustment.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, and includes any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

     “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     “Principal Amount at Maturity” of a Security means the principal amount of the Security as of the Final Maturity Date, as set forth on the face of the Security.

     “Public Acquiror Change of Control” means any event constituting a Change of Control that would otherwise give Holders the right to cause the Company to repurchase the Securities in accordance with Section 3.08, where the acquiror has Public Acquiror Common Stock; provided that if an acquiror does not itself have Public Acquiror Common Stock, it will nevertheless be deemed to have Public Acquiror Common Stock if either (i) a direct or indirect majority-owned Subsidiary of the acquiror or (ii) a corporation by which the acquiror is directly or indirectly majority-owned, has a class of common stock or American Depositary Shares representing shares of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and the acquiror has designated such common stock or American Depositary Shares to serve as the Public Acquiror Common Stock in the transaction. “Majority-owned” for the purposes of this definition means having Beneficial Ownership of more than 50% of the total voting power of the respective Person’s Voting Stock.

     “Public Acquiror Common Stock” means, with respect to an acquiror pursuant to a Public Acquiror Change of Control, a class of common stock or American Depositary Shares representing shares of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Change of Control.

     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01(a).

     “Redemption Price” shall have the meaning set forth in Section 3.05(c).

     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 15, 2005, among the Company and the Initial Purchasers, on behalf of the Holders, as amended from time to time in accordance with its terms.

     “Regular Record Date” means, with respect to each Interest Payment Date, the March 1 and September 1, as the case may be, next preceding such Interest Payment Date.

     “Restricted Global Security” means a Global Security that is a Restricted Security.

     “Restricted Security” means a Security required to bear the restrictive legend as required by footnote 2 to Exhibit A set forth in the form of Security attached as Exhibit A.

     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

     “SEC” means the Securities and Exchange Commission.

     “Securities” means the $322,000,000 million aggregate Principal Amount at Maturity of Senior Subordinated Convertible Notes due 2035, or any of them (each a “Security”), as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Securities Custodian” means the Trustee, as custodian with respect to any Global Security, or any successor thereto.

     “Senior Indebtedness” means (i) all Indebtedness of the Company outstanding under the Senior Secured Credit Facility, (ii) all other Indebtedness of the Company whether outstanding on the Issue Date or thereafter incurred and (iii) all other Obligations (including without limitation, any interest and fees accruing subsequent to the filing of a petition of bankruptcy (or similar proceeding) at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed claim under applicable law) in respect of the Indebtedness listed in the preceding clauses (i) and (ii), unless, in the case of clauses (i), (ii) or (iii) above, by the terms of the instrument creating or evidencing such Indebtedness, the Indebtedness is expressly designated equal or junior in right of payment to the Securities; provided that “Senior Indebtedness” will not include (A) Indebtedness evidenced by the Securities; and (B) Indebtedness of the Company to any direct or indirect majority-owned subsidiary of the Company.

     “Senior Secured Credit Facility” means that certain Credit Agreement, dated as of November 12, 2004, as amended as of February 22, 2004, among the Company, Deutsche Bank Trust Company Americas, as administrative agent, Harris Trust and Savings Bank, as syndication agent and General Electric Capital Corporation and U.S. Bank National Association, as documentation agents, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guaranties, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced or otherwise modified from time to time (in each case by one or more credit facilities, debt instruments and/or related documentation), including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders or financing institutions thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.

     “Stock Price” means, (i) in connection with a Change of Control in which holders of Common Stock receive only cash, the amount of cash paid per share of Common Stock in connection with the Change of Control and, (ii) in all other cases means the average of the Closing Price of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding the Change of Control Effective Date for such Change of Control.

     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

     “Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to U.S. Treasury Regulation section 1.1275-4(b).

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

     “Trading Day” means any day on which the NASDAQ National Market or, if the Company’s Common Stock is not quoted on the NASDAQ National Market, the principal national securities exchange on which the Company’s Common Stock is listed, is open for trading or, if the Company’s Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Bid Solicitation Agent”	12.03
“Change of Control Company Notice”	3.08
“Change of Control Repurchase Date”	3.08
“Change of Control Repurchase Notice”	3.08
“Company Order”	2.02
“Company Put Right Notice”	3.09
“Conversion Agent”	2.03
“Conversion Date”	4.04
“Conversion Rate Cap”	4.08
“Contingent Interest Payment Date”	12.02
“Contingent Interest Record Date”	12.02
“Current Market Price”	4.08
“DTC”	2.01
“Depositary”	2.01
“Distributed Securities”	4.08
“Distribution Notice”	4.01
“Dividend Threshold Amount”	4.08
“Event of Default”	7.01
“Expiration Date”	4.08
“Expiration Time”	4.08
“Legal Holiday”	13.07
“Legend”	2.13
“Make Whole Premium”	4.03
“Notice of Default”	7.01
“Paying Agent”	2.03

Term	Defined in Section
“Payment Blockage Period”	11.03
“Primary Registrar”	2.03
“Public Acquisition Notice”	3.08
“Purchase Agreement”	2.01
“Purchased Shares”	4.08
“purchases”	4.08
“Put Right Purchase Date”	3.09
“Put Right Purchase Notice”	3.09
“Put Right Purchase Price”	3.09
“QIB”	2.01
“record date”	4.08
“Receiver”	7.01
“Registrar”	2.03
“Relevant Value”	12.01
“Residual Value Shares”	4.02
“Security Market Price”	12.01
“Semiannual Period”	12.01
“Spinoff Securities”	4.08
“Spinoff Valuation Period”	4.08
“tender offer”	4.08
“tendered shares”	4.08

          Section 1.03 Trust Indenture Act Provisions.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Securities;

     “indenture security holder” means a Holder of a Security;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.04 Rules Of Construction.

     (a) Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) words in the singular include the plural, and words in the plural include the singular;

     (4) provisions apply to successive events and transactions;

     (5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

     (6) the masculine gender includes the feminine and the neuter;

     (7) references to agreements and other instruments include subsequent amendments thereto; and

     (8) all “Article,” “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

          Section 2.01 Form And Dating.

     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated March 9, 2005 (the “Purchase Agreement”) among the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC,” and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON

OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

          Section 2.02 Execution And Authentication.

     (a) The aggregate Principal Amount at Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $354,000,000 except as provided in Sections 2.06 and 2.07.

     (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

     (c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     (d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount at Maturity of up to $354,000,000 upon receipt of a written order or orders of the Company signed by an Officer (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

          Section 2.03 Registrar, Paying Agent and Conversion Agent.

     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9), Registrar, Securities Custodian or Conversion Agent.

     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent.

          Section 2.04 Paying Agent To Hold Money In Trust.

     Prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Sections 9.02 and 11.05, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

          Section 2.05 Lists of Holders of Securities.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          Section 2.06 Transfer And Exchange.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal Principal Amount at Maturity of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate Principal Amount at Maturity at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.13(a), 3.06, 3.10, 4.04(e) or 10.05.

     (b) Neither the Company, any Registrar nor the Trustee shall be required to issue, register the transfer of or exchange (i) any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders, (ii) any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, (iii) any Securities or portions thereof in respect of which a Change of Control Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (iv) any Securities or portions thereof in respect of which a Put Right Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other Beneficial Owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.07 Replacement Securities.

     (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

     (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 2.08 Outstanding Securities.

     (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

     (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, the Business Day following a Change of Control Repurchase Date, the Business Day following a Put Right Purchase Date, or the Final Maturity Date money or securities sufficient to pay the principal of and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change of Control Repurchase Date, Put Right Purchase Date, or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest (including Contingent Interest and Liquidated Damages), if any, and Original Issue Discount on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 4, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and cash interest (including Contingent Interest), if any, and Original Issue Discount shall cease to accrue on such Security.

     (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          Section 2.09 Treasury Securities.

     In determining whether the Holders of the required Principal Amount at Maturity of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

          Section 2.10 Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

          Section 2.11 Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures. The Company shall deliver to the Trustee for cancellation and may not resell (or issue any new Securities to replace) any Securities that any Holder has converted pursuant to Article 4.

          Section 2.12 Defaulted Interest

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date at the rate then currently borne by the Securities. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13 Legend; Additional Transfer And Exchange Requirements.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the restrictive legends as required by footnote 2 to Exhibit A set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been (i) sold pursuant to an effective registration statement under the Securities Act (ii) transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, (iii) if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied by, in the case of (ii) or (iii) above, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the restrictions imposed by the Legend upon the transferability of such Security have expired in accordance with their terms), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement. As used in this Section 2.13(b), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(d) The provisions below shall apply only to Global Securities:

     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered, in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the

Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (4) Subject to clause (6) of this Section 2.13(d), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (5) In the event of the occurrence of any of the events specified in clause (1) of this Section 2.13(d), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Beneficial Owner of any Security.

     (7) At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Certificated Securities, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, canceled or exchanged for Certificated Securities, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

     (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO NASH-FINCH COMPANY OR ANY PARENT OR SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO THE COMPANY AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH

PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.13.

          Section 2.14 CUSIP Numbers.

     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

          Section 2.15 Contingent Debt Tax Treatment.

     (a) For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree:

     (i) to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);

     (ii) to treat the Cash payment and the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment for purposes of Treasury Regulation section 1.1275-4(b) that will result in an adjustment under Treasury Regulation section 1.1275-4(b)(3)(iv) and Treasury Regulation section 1.1275-4(b)(6); and

     (iii) to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the “noncontingent bond method,” set forth in Treasury Regulation section 1.1275-4(b), using the comparable yield set forth in Exhibit B to this Indenture compounded semi-annually and the projected payment schedule attached as Exhibit B to this Indenture;

and, further, each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree to include such Tax Original Issue Discount (including the portion of Tax Original Issue Discount represented by Cash interest payments) in its gross income as it accrues regardless of such Holder’s or beneficial owner’s method of tax accounting for United States federal income tax purposes.

     (b) The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the date of this Indenture, for United States federal income tax purposes, on a non-contingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities, (ii) the schedule of projected payments set forth in Exhibit B hereto is determined, in part, on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

     (c) The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be relevant under the Code.

ARTICLE 3

REDEMPTION AND PURCHASE

          Section 3.01 To Redeem; Notice To Trustee.

     (a) Prior to March 15, 2013, the Securities shall not be redeemable. On or after March 15, 2013, the Company may, at its option, redeem the Securities for cash at the applicable Redemption Price, as a whole at any time or from time to time in part, on any Redemption Date (or in the case of multiple redemptions, Redemption Dates) fixed by the Company. If a Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then cash interest (including Contingent Interest), if any, on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

     (b) If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee, on a date at least 45 days and no more than 60 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the Principal Amount at Maturity of Securities to be redeemed.

          Section 3.02 Selection Of Securities To Be Redeemed.

     (a) If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business

Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, in its discretion, by lot, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities may only be redeemed in denominations of $1,000 Principal Amount at Maturity. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities (in integral multiples of $1,000 Principal Amount at Maturity) that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount of the redemption) to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

          Section 3.03 Notice Of Redemption.

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

     (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price determined in accordance with Section 3.05(d);

     (3) the then effective Conversion Rate;

     (4) the name and address of each Paying Agent and Conversion Agent;

     (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

     (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4;

     (7) to the extent that Residual Value Shares are deliverable in connection with a conversion based upon the redemption of the Securities, whether the Company will deliver cash in lieu of all or a portion of any Residual Value Shares and if so, the percentage of each Residual Value Share that will be paid in cash;

     (8) that, unless the Company has failed to make the payment of such Redemption Price when it is due and payable, Original Issue Discount and cash interest (including Contingent Interest), if any, will cease to accrue on and after the Redemption Date;

     (9) if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate Principal Amount at Maturity equal to the unredeemed portion thereof will be issued; and

     (10) if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the Principal Amounts at Maturity of the particular Securities to be redeemed.

     (c) If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (10) of Section 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company must make such request at least five Business Days prior to the date by which such notice of redemption must be given to the Holders in accordance with this Section 3.03 (unless a shorter notice shall be satisfactory to the Trustee).

          Section 3.04 Effect Of Notice Of Redemption.

     Securities called for redemption shall become due and payable on the Redemption Date at the applicable Redemption Price set forth in Section 3.05, except for Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of Article 4. Upon presentation and surrender to the Paying Agent, Securities called for redemption shall be redeemed at a price per $1,000 Principal Amount at Maturity of Securities equal to the Redemption Price.

          Section 3.05 Deposit Of Redemption Price.

     (a) Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of cash (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any cash not required for that purpose because of the cancellation of Securities or the conversion of Securities pursuant to Article 4 or, if such cash is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     (b) If a Paying Agent holds, in accordance with the terms hereof, money or securities sufficient to pay the Redemption Price of any Security for which a notice of redemption has been tendered and not withdrawn in accordance with this Indenture then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and Original Issue Discount, if any, cash interest (including Contingent Interest), if any, and Liquidated Damages, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Redemption Price as aforesaid).

     (c) The “Redemption Price” per $1,000 Principal Amount at Maturity of Securities shall equal the Accreted Principal Amount of such $1,000 Principal Amount at Maturity of Securities as of the applicable Redemption Date plus any accrued and unpaid cash interest (including Contingent Interest), if any, to but excluding such Redemption Date. The Redemption Price per $1,000 Principal Amount at Maturity of Securities on March 15, 2013, on each March 15 thereafter prior to the Final Maturity Date and on the Final Maturity Date, assuming no accrued and unpaid cash interest (including Contingent Interest), if any, is set forth in the table below. The Redemption Price for a Security that is redeemed on a Redemption Date that occurs between the dates listed in the table below shall also include an additional amount reflecting the Original Issue Discount that has accrued on such Security since the date in the table below immediately preceding the actual Redemption Date:

		(2)	(3)
	(1)	Accrued	Redemption
	Issue	Original	Price
Redemption Date	Price	Issue Discount	(1) + (2)
March 15, 2013	$466.11	$0.00	$466.11
March 15, 2014	$466.11	$16.46	$482.57
March 15, 2015	$466.11	$33.49	$499.60
March 15, 2016	$466.11	$51.13	$517.24
March 15, 2017	$466.11	$69.39	$535.50
March 15, 2018	$466.11	$88.30	$554.41
March 15, 2019	$466.11	$107.88	$573.99
March 15, 2020	$466.11	$128.14	$594.25
March 15, 2021	$466.11	$149.12	$615.23
March 15, 2022	$466.11	$170.84	$636.95
March 15, 2023	$466.11	$193.33	$659.44
March 15, 2024	$466.11	$216.61	$682.72
March 15, 2025	$466.11	$240.72	$706.83
March 15, 2026	$466.11	$265.67	$731.78
March 15, 2027	$466.11	$291.51	$757.62
March 15, 2028	$466.11	$318.26	$784.37
March 15, 2029	$466.11	$345.95	$812.06
March 15, 2030	$466.11	$374.62	$840.73
March 15, 2031	$466.11	$404.30	$870.41
March 15, 2032	$466.11	$435.03	$901.14
March 15, 2033	$466.11	$466.85	$932.96
March 15, 2034	$466.11	$499.79	$965.90
Final Maturity Date	$466.11	$533.89	$1,000.00

          Section 3.06 Securities Redeemed In Part.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

          Section 3.07 Reserved.

          Section 3.08 Repurchase Of Securities At Option Of The Holder Upon a Change of Control; Public Acquiror Change of Control.

     (a) Upon the occurrence of a Change of Control prior to the Final Maturity Date, each Holder of a Security shall have the right (subject to Section 3.08(i)) to require the Company to repurchase for cash all or any portion of such Holder’s Securities in integral multiples of $1,000 Principal Amount at Maturity at a price equal to the Change of Control Repurchase Price on the 30th Business Day following the date on which the Change of Control Company Notice set forth in Section 3.08(b) is sent (the “Change of Control Repurchase Date”).

     (b) On or within 15 Trading Days after the Change of Control Effective Date, the Company shall mail a written notice of the Change of Control and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to Beneficial Owners as required by applicable law) (the “Change of Control Company Notice”) unless the Company provides the Public Acquisition Notice in accordance with the provisions of Section 3.08(i). The Change of Control Company Notice shall include the form of a Change of Control Repurchase Notice to be completed by the Holder and shall state:

     (1) the events causing such Change of Control;

     (2) the date of such Change of Control;

     (3) the last date by which the Change of Control Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;

     (4) the Change of Control Repurchase Date;

     (5) the Change of Control Repurchase Price;

     (6) the procedures that the Holder must follow to exercise the repurchase rights under this Section 3.08;

     (7) the name and address of the Paying Agent and the Conversion Agent;

     (8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Change of Control;

     (9) the conversion right of the Securities and the procedures that the Holder must follow to convert their Securities pursuant to Article 4 of this Indenture and that Securities as to which a Change of Control Repurchase Notice has been given may be converted pursuant to Article 4 of this Indenture only to the extent that the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (10) the procedures for withdrawing a Change of Control Repurchase Notice;

     (11) that, unless the Company fails to pay such Change of Control Repurchase Price, Securities covered by any Change of Control Repurchase Notice will cease to be outstanding and Original Issue Discount, if any, or cash interest (including Contingent Interest), if any, and Liquidated Damages, if any, will cease to accrue on and after the Change of Control Repurchase Date; and

     (12) the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Change of Control Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Change of Control Company Notice to the Trustee at least five Business Days prior to the date by which such Change of Control Company Notice is proposed to be given in accordance with this Section 3.08 (unless a shorter notice shall be satisfactory to the Trustee). Not later than one Business Day following the date on which the Change of Control Company Notice is delivered to Holders, the Company shall publish a notice containing substantially the same information that is required in the Change of Control Company Notice in a newspaper of general circulation in The City of New York or publish such information on its website or otherwise through such other public medium as the Company shall then regularly use for the purpose of disseminating press releases. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

     (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of the exercise of such rights (a “Change of Control Repurchase Notice”) to the Company or the Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date, subject to extension to comply with applicable law. The Change of Control Repurchase Notice shall state:

     (A) the certificate number (if such Security is not a Global Security) of the Security which the Holder will deliver to be purchased (or, if the Security is a Global Security, any other items required to comply with the Applicable Procedures);

     (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased in integral multiples of $1,000; and

     (C) that such Security shall be purchased as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

     The delivery of a Security for which a Change of Control Repurchase Notice has been timely delivered to the Paying Agent and not validly withdrawn prior to, on or after the Change of Control Repurchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor.

     The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.

     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change of Control Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     (d) Upon receipt by the Paying Agent of a properly completed Change of Control Repurchase Notice from a Holder, the Holder of the Security in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in Section 3.08(e)) thereafter be entitled to receive the Change of Control Repurchase Price with respect to such Security. Such Change of Control Repurchase Price shall be paid to such Holder promptly following the later of (1) the Change of Control Repurchase Date (provided that the conditions in this Section 3.08 have been satisfied) and (2) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn in accordance with Section 3.08(e) with respect to the Securities to be converted.

     (e) A Change of Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date, specifying (1) the Principal Amount at Maturity of the Security or portion thereof (which must be a Principal Amount at Maturity of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if Certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the Principal Amount at Maturity of the Security that will remain subject to the Change of Control Repurchase Notice, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof.

     (f) On or before 10:00 a.m. New York City time on the Business Day following the Change of Control Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Change of Control Repurchase Date) sufficient to pay the aggregate Change of Control Repurchase Price of all the Securities or portions thereof that are to be purchased on such Change of Control Repurchase Date; provided that such deposit shall be made in a manner such that the Trustee or such Paying Agent shall have immediately available funds on the Business Day following the Change of Control Repurchase Date.

     If the Paying Agent or the Trustee holds, in accordance with the terms hereof, money or securities sufficient to pay the Change of Control Repurchase Price of any Security for which a Change of Control Repurchase Notice has been tendered and not withdrawn on the Business Day following the Change of Control Repurchase Date in accordance with this Indenture then, on the applicable Change of Control Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and Original Issue Discount, if any, cash interest (including Contingent Interest), if any, and Liquidated Damages, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Change of Control Repurchase Price as aforesaid).

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08 exceeds the aggregate Change of Control Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess cash to the Company (or if the Company is the Paying Agent. release such excess cash from trust).

     (g) No Securities may be purchased by the Company at the option of Holders upon a Change of Control if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Change of Control Repurchase Price with respect to the Securities. The Paying Agent will promptly return to the respective Holders thereof any Securities (1) with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (2) held by it during the continuance of an Event of Default (other than a failure to pay the Change of Control Repurchase Price). Upon such return of the Securities in accordance with clause (2) of the preceding sentence, the Change of Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     (h) If a Change of Control Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

     (i) Notwithstanding any of the other provisions of this Indenture to the contrary, upon the occurrence of a Change of Control that is also a Public Acquiror Change of Control, in lieu of permitting a Holder to require the Company to repurchase Securities in accordance with the provisions of this Section 3.08 or to convert Securities in accordance with the provisions of Article 4 and, if applicable, to receive a Make Whole Premium upon any such conversion, in each case, as a result of such Change of Control, the Company may elect to adjust the

Conversion Rate and the related conversion obligation under the Securities such that from and after the effective date of the Public Acquiror Change of Control, (1) the Securities shall be convertible in accordance with the provisions of Article 4 hereof on the basis of Public Acquiror Common Stock, as if Public Acquiror Common Stock were Common Stock, based on the Conversion Rate as so adjusted and (2) all references in the Securities and this Indenture to Common Stock shall be deemed to refer instead to such Public Acquiror Common Stock.

     In the event that the Company elects to adjust the Conversion Rate and the related conversion obligation pursuant to this Section 3.08(i), Holders shall not be permitted to require the Company to repurchase or to convert Securities as a result of the Public Acquiror Change of Control and the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately before the Public Acquiror Change of Control by a fraction:

     (A) the numerator of which shall be (1) in the case of a merger, consolidation or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, the value of all cash and any other consideration, as determined by the Company’s Board of Directors in good faith and set forth in an Officers’ Certificate, paid or payable per share of Common Stock or (2) in the case of any other Public Acquiror Change of Control, the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days prior to but excluding the effective date of such Public Acquiror Change of Control, and

     (B) the denominator of which will be the average of the Closing Prices of the Public Acquiror Common Stock or American Depositary Shares representing such Public Acquiror Common Stock for the ten consecutive Trading Days prior to but excluding the effective date of such Public Acquiror Change of Control.

     Not later than 15 Trading Days prior to the anticipated effective date of a Change of Control that is also a Public Acquiror Change of Control, the Company shall provide to all Holders of the Securities and the Trustee, the Conversion Agent, and the Paying Agent a notification (a “Public Acquisition Notice”) stating whether the Company shall:

     (A) elect to adjust the Conversion Rate and related conversion obligation under this Section 3.08(i), in which case the Holders shall not have the right (1) to require the Company to repurchase their Securities as described in this Section 3.08, and (2) to convert Securities and, if applicable, receive the Make Whole Premium as described in Article 4, or

     (B) not elect to adjust the Conversion Rate and related conversion obligation under this Section 3.08(i), in which case the Holders shall have the right, if applicable, (1) to require the Company to repurchase their Securities as described in this Section 3.08, or (2) to convert Securities and, if applicable, receive the Make Whole Premium as described in Article 4.

          Section 3.09 Purchase Of Securities At Option Of The Holder On Specified Dates.

     (a) Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 Principal Amount at Maturity or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.09 and paragraph 8 of the Securities on the purchase dates of March 15, 2013, March 15, 2015, March 15, 2020, March 15, 2025 and March 15, 2030 (each, a “Put Right Purchase Date”) for cash at a purchase price per Security (which includes all Accrued Original Issue Discount as of each such date) set out below:

     (1) $466.11 per $1,000 Principal Amount at Maturity on March 15, 2013;

     (2) $499.60 per $1,000 Principal Amount at Maturity on March 15, 2015;

     (3) $594.25 per $1,000 Principal Amount at Maturity on March 15, 2020;

     (4) $ 706.83 per $1,000 Principal Amount at Maturity on March 15, 2025; and

     (5) $ 840.73 per $1,000 Principal Amount at Maturity on March 15, 2030,

together with accrued but unpaid cash interest (including Contingent Interest), if any, to but excluding the applicable Put Right Purchase Date (the “Put Right Purchase Price”); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

     (b) Unless the Company has issued a notice to redeem all of the outstanding Securities on a Redemption Date that falls on or prior to an applicable Put Right Purchase Date pursuant to Section 3.03 hereof, the Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee, to each Holder (at its address shown in the register of the Registrar) and to Beneficial Owners as required by applicable law, not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). Each Company Put Right Notice shall state:

     (1) the Put Right Purchase Price for the applicable Put Right Purchase Date and the Conversion Rate then in effect;

     (2) the name and address of the Paying Agent and the Conversion Agent;

     (3) that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article 4 and paragraph 9 of the Securities and only to the extent that such Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (4) that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;

     (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

     (6) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

     (7) briefly, the conversion rights of the Securities, if the Securities are convertible at that time;

     (8) the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.09(g));

     (9) that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and Original Issue Discount, if any, and cash interest (including Contingent Interest), if any, on such Securities will cease to accrue on and after the Put Right Purchase Date; and

     (10) the CUSIP number of the Securities.

     (c) If any of the Securities to be repurchased are in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to repurchases.

     (d) At the Company’s written request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least five Business Days prior to the date by which such Company Put Right Notice must be given in accordance with this Section 3.09 (unless a shorter notice shall be satisfactory to the Trustee). If any of the Securities is in the form of a Global Security then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

     (e) To exercise its rights pursuant to this Section 3.09, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

     (1) the certificate number (if such Security is not a Global Security) of the Security which the Holder will deliver to be purchased (or if the Security is a Global Security, any other items required to comply with the Applicable Procedures;

     (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased in integral multiples of $1,000; and

     (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

     (f) The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn, promptly following the later of (1) the Business Day following the Put Right Purchase Date (provided that the conditions of this Section 3.09 have been satisfied) and (2) the time of delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.09 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

     (g) A Put Right Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Put Right Purchase Date, specifying (1) the Principal Amount at Maturity of the Security (which must be equal to $1,000 or on integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if Certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated such written notice must comply with the procedures of the Depositary), and (3) the portion of the Principal Amount at Maturity of the Security that will remain subject to the original Put Right Purchase Notice, which position must be on Principal Amount at Maturity of $1,000 or an integral multiple thereof.

     (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

     (i) On or before 10:00 a.m. New York City time on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

     If the Paying Agent or the Trustee holds, in accordance with the terms hereof, money or securities sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the applicable Put Right Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee and Original Issue Discount, if any, and cash interest (including Contingent Interest), if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

     The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the applicable Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.09(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.09(f).

     Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article 4, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.09(g).

     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.09(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

     (j) The Company shall only be obligated to purchase, pursuant to this Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     (k) No Securities may be purchased by the Company at the option of Holders on a Put Right Purchase Date if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Put Right Purchase Price with respect to such Securities. The Paying Agent will promptly return to the respective Holders thereof any Securities (1) with respect to which a Put Right Purchase Notice has been withdrawn in compliance with this Indenture, or (2) held by it during the continuance of an Event of Default (other than a failure to pay the Put Right Purchase Price). Upon such return of the Securities in accordance with clause (2) of the preceding sentence, the Put Right Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          Section 3.10 Securities Purchased In Part.

     Any Security that is to be purchased pursuant to Section 3.08 or Section 3.09 only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Repurchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 Principal Amount at Maturity or any integral thereof), in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered that is not purchased.

          Section 3.11 Compliance With Securities Laws Upon Purchase Of Securities.

     In connection with any offer to purchase of Securities pursuant to Section 3.08 or Section 3.09, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

          Section 3.12 Purchase Of Securities In Open Market.

     The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date, may surrender such Security to the Trustee for cancellation as aforesaid. Any Securities surrendered to the Trustee for cancellation by the Company will be canceled promptly in accordance with Section 2.11. The Company may repurchase Securities in open market and negotiated transactions.

ARTICLE 4

CONVERSION

          Section 4.01 Conversion Privilege.

     (a) The Securities (or portions thereof in integral multiples of $1,000 Principal Amount at Maturity) shall be convertible in accordance with their terms and in accordance with the provisions of this Article. Upon conversion of a Security, a holder shall be entitled to receive the conversion consideration set forth in Section 4.02.

     The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and shall expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified in this Section 4.01, subject, in the case of conversion of any Global Security, to any Applicable Procedures.

     If a Security is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall fail to pay the Redemption Price when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed).

     A Security in respect of which a Holder has delivered a Put Right Purchase Notice or Change of Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture.

     Upon determination that Holders are or will be entitled to convert their Securities pursuant to this Article 4, the Company shall issue a press release and use reasonable efforts to post such information on the Company’s Web site on the World Wide Web or otherwise publicly disclose such information.

     Provisions of this Indenture that apply to conversion of all of a Security shall also apply to conversion of a portion of a Security.

     (b) Securities may be surrendered for conversion during any calendar quarter commencing after March 31, 2005, and only during such calendar quarter, if, as of the last day of the preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter is more than 130% of the Accreted Conversion Price on the last day of such preceding calendar quarter.

     The Conversion Agent shall, on behalf of the Company, determine on the first Business Day following the last Trading Day of each calendar quarter commencing after March 31, 2005 whether the Securities are convertible pursuant to this Section 4.01(b) and shall notify the Trustee and the Company in writing in the event that the Securities shall be so convertible.

     (c) Holders of Securities may surrender for conversion Securities called for redemption under Article 3 hereof at any time from the date on which the Company provides the notice of such redemption pursuant to Section 3.03 until the close of business on the second Business Day immediately preceding the Redemption Date.

     (d) If the Company elects to distribute to all holders of Common Stock

     (1) rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock at less than the average of the Closing Prices per share of the Common Stock for the Trading Day period ending on the tenth Trading Day next preceeding the declaration date for such distribution, or

     (2) assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the Closing Price per share of the Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall notify Holders at least 15 Trading Days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date for such distribution or the date, if any, on which the Company shall announce that such distribution will not take place.

     Notwithstanding the foregoing, Holders shall not be entitled to convert Securities pursuant to this Section 4.01(d) if they shall otherwise participate in such distribution without converting their Securities by receiving, in respect of each $1,000 Principal Amount at Maturity of each Security, the distribution that a holder of a number of shares of Common Stock equal to the Conversion Rate would receive.

     (e) If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until (but not including) the date which is 15 days after the actual effective date of such transaction, unless the transaction constitutes a Change of Control (in which case the provisions of Section 4.01(f) shall apply), and from and after the effective date of the transaction to which this Section 4.01(e) applies, the Securities shall be convertible in accordance with the provisions of this Article 4 as if the kind and amount of cash, securities or other property receivable in respect of one share of Common Stock pursuant to such transaction were one share of Common Stock.

     (f) If a Change of Control occurs, Holders may surrender Securities for conversion at any time after the Company transmits the Change of Control Company Notice pursuant to Section 3.08(b) until and including the tenth Business Day following the date on which the Company shall have transmitted such notice unless the Company shall have provided a Public Acquisition Notice in accordance with the provisions of Section 3.08(i). If a Change of Control occurs prior to March 15, 2013, Holders converting Securities shall be entitled to receive, in addition to the conversion consideration determined in the manner set forth in Section 4.02, a Make Whole Premium in the form of an increase in the Conversion Rate under the circumstances and by the numbers of shares described in Section 4.03.

     (g) Holders may surrender their Securities for conversion at any time during the period beginning ten Trading Days prior to the Final Maturity Date and ending at the close of business on the Business Day immediately preceding the Final Maturity Date.

     (h) Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

          Section 4.02 Conversion Consideration

     (a) Upon conversion of Securities in accordance with the provisions of this Article 4, a Holder shall be entitled to receive, in respect of each $1,000 Principal Amount at Maturity of Securities,

     (1) cash in an amount equal to the lesser of (A) the Accreted Principal Amount of such Security as of the Conversion Date and (B) the Conversion Value, and

     (2) if the Conversion Value is greater than the Accreted Principal Amount of such Security as of the Conversion Date, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Share Amounts for each of the 15 consecutive Trading Days in the Conversion Reference Period (subject to the Company’s right to deliver cash in lieu of all or a portion of such Residual Value Shares as set forth in Section 4.02(b)); provided that the Residual Value Shares per $1,000 Principal Amount at Maturity of Securities (including any cash in lieu thereof) will not exceed 7.1469 shares, appropriately adjusted to take into account stock splits and similar events occurring after the Issue Date.

     (b) The Company may elect to pay cash to the Holders surrendered for conversion in lieu of all or any portion of the Residual Value Shares, if any, otherwise issuable pursuant to Section 4.02(a). In such event, the amount of cash payable in respect of such Residual Value Shares shall equal the product of

     (1) the percentage of each Residual Value Share to which the Company’s election to pay cash in lieu of delivery thereof shall apply,

     (2) the number of Residual Value Shares otherwise issuable upon conversion of such Securities pursuant to Section 4.02(a), and

     (3) (x) other than as set forth in clause (y), the average of the Closing Prices of the Common Stock for each of the 15 consecutive Trading Days of the Conversion Reference Period, appropriately adjusted to take into account the occurrence during such period of stock splits and similar events; or (y) following the consummation of a Change of Control in which the consideration is comprised entirely of cash, the cash price per share received by holders of Common Stock pursuant to such Change of Control.

     (c) The Company shall inform the Holders who have surrendered their Securities for conversion through the Trustee no later than two Business Days following the Conversion Date relating to any Securities of its election to pay cash in lieu of all or any portion of the Residual Value Shares issuable upon conversion of such Securities, which notice shall state, if applicable, the percentage of each Residual Value Share to be paid in cash, unless it has already informed Holders of its election in connection with a notice of redemption pursuant to Article 3.

     (d) For purposes of this Section 4.02, in the event that any of Conversion Value, Daily Share Amounts, Closing Price or number of Residual Value Shares is not calculable during all or any portion of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts, Closing Price and number of Residual Value Shares, as applicable, and evidence such determination in an Officers’ Certificate delivered to the Trustee.

          Section 4.03 Make Whole Premium

     (a) If a Change of Control Effective Date occurs on or prior to March 15, 2013, Holders who convert Securities in accordance with the provisions of Section 4.01(f) as a result of such Change of Control shall, subject to Section 4.03(b) and the Company’s rights under Section 3.08(i), be entitled to receive a “Make Whole Premium” consisting of an increase in the Conversion Rate if more than 10% of the consideration for the Common Stock in the transaction or transactions constituting the Change of Control consists of cash, other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. The number of additional shares of Common Stock by which the Conversion Rate shall increase shall be determined by reference to the table below and shall equal the number of shares of Common Stock for the applicable Change of Control Effective Date and Stock Price of such Change of Control. If the applicable Change of Control Effective Date and/or Stock Price is not set forth on the table: (i) if the applicable Change of Control Effective Date and/or Stock Price is between two Change of Control Effective Dates or Stock Prices, as the case may be, set forth in the table, the Make Whole Premium shall be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Change of Control Effective Dates and/or Stock Prices, as the case may be, set forth in the table based on a 365-day year, (ii) if the Stock Price on the Change of Control Effective Date exceeds $200.00 per share, subject to adjustment as set forth herein, no Make Whole Premium shall be paid, and (iii) if the Stock Price on the Change of Control Effective Date is less than $36.67 per share, subject to adjustment as set forth herein, no Make Whole Premium shall be paid.

	Change of Control Effective Date
Stock Price on
Change of Control	March 15,	March 15,	March 15,	March 15,	March 15,	March 15,	March 15,	March 15,	March 15,
Effective Date	2005	2006	2007	2008	2009	2010	2011	2012	2013
$36.67	3.3989	3.3989	3.3989	3.3989	3.3989	3.3989	3.3989	3.3989	0.00
$45.00	2.4024	2.3441	2.2748	2.1901	2.0901	1.9600	1.7811	1.5178	0.00
$50.00	2.0188	1.9467	1.8608	1.7577	1.6351	1.4780	1.2646	0.9473	0.00
$55.00	1.7314	1.6526	1.5583	1.4466	1.3275	1.1466	0.9241	0.6025	0.00
$60.00	1.5110	1.4292	1.3320	1.2175	1.0824	0.9153	0.6984	0.4003	0.00
$65.00	1.3380	1.2560	1.1587	1.0452	0.9124	0.7511	0.5475	0.2834	0.00
$70..00	1.1996	1.1189	1.0230	0.9131	0.7850	0.6323	0.4450	0.2156	0.00
$75.00	1.0869	1.0084	0.9153	0.8098	0.6878	0.5448	0.3740	0.1753	0.00
$80.00	0.9937	0.9179	0.8283	0.7275	0.6120	0.4789	0.3236	0.1505	0.00
$85.00	0.9155	0.8427	0.7567	0.6609	0.5519	0.4282	0.2867	0.1356	0.00
$90.00	0.8491	0.7792	0.6969	0.6061	0.5034	0.3883	0.2588	0.1250	0.00
$95.00	0.7920	0.7252	0.6465	0.5595	0.4634	0.3561	0.2385	0.1167	0.00
$100.00	0.7424	0.6785	0.6033	0.5207	0.4300	0.3303	0.2227	0.1101	0.00
$125.00	0.5703	0.5186	0.4596	0.3953	0.3253	0.2520	0.1723	0.0876	0.00
$150.00	0.4685	0.4245	0.3767	0.3241	0.2668	0.2080	0.1433	0.0732	0.00
$175.00	0.3991	0.3618	0.3211	0.2762	0.2277	0.1783	0.1233	0.0630	0.00
$200.00	0.3485	0.3160	0.2806	0.2416	0.1994	0.1565	0.1084	0.0552	0.00

     The Stock Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted by multiplying each such Stock Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which shall be the Conversion Rate as so adjusted. The number of additional shares set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.08 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

     (b) Notwithstanding any of the provisions of this Section 4.03, in no event shall the Conversion Rate exceed the Conversion Rate Cap.

          Section 4.04 Conversion Procedure.

     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 4.06. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company shall deliver the conversion consideration owing upon such conversion determined in the manner set forth in Section 4.02 as promptly as practicable following the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after such date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     (b) Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares. On conversion of a Security, Accrued Original Issue Discount, accrued cash interest (including Contingent Interest), if any, Tax Original Issue Discount accrued through the Conversion Date with respect to the converted Security and Liquidated Damages, if any, will be deemed paid by the cash and, if applicable, shares of Common Stock received by the Holder upon such conversion. Delivery to the Holder of the full conversion consideration payable or deliverable upon conversion will thus be deemed: (A) to satisfy the Company’s obligation to pay the Issue Price of a Security; (B) to satisfy the Company’s obligation to pay Accrued Original Issue Discount or accrued and unpaid cash interest (including Liquidated Damages and accrued Tax Original Issue Discount) attributable to the period from the Issue Date through the Conversion Date; and (C) to satisfy the Company’s obligation to pay accrued and unpaid Contingent Interest, if any. As a result, Accrued Original Issue Discount, accrued and unpaid cash interest (including Liquidated Damages), any accrued and unpaid Contingent Interest and accrued Tax Original Issue Discount are deemed paid in full rather than cancelled, extinguished or forfeited.

     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption) will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date, unless such Securities have been called for redemption in accordance with the provisions of Article 3, in which case, no such payment will be required. Except as otherwise provided in this Section 4.04(c), no payment or adjustment will be made for accrued cash interest (including Contingent Interest, if any, and Liquidated Damages, if any) or Accrued Original Issue Discount on a converted Security.

     (d) If a Holder converts more than one Security at the same time, the conversion consideration owing upon such conversion determined as set forth in Section 4.02 (and any amount of any cash in lieu of fractional shares pursuant to Section 4.05) shall be based on the aggregate Principal Amount at Maturity of all Securities so converted.

     (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate Principal Amount at Maturity equal to the, and in exchange for, unconverted portion of the Principal Amount at Maturity of such Security. A Security may be converted in part, but only if the Principal Amount at Maturity of such part is an integral multiple of $1,000 and the Principal Amount at Maturity of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

     (f) For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat the Cash payment and the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

          Section 4.05 Fractional Shares.

     In the event that the Company shall deliver any shares of Common Stock as part of the conversion consideration owing upon conversion of securities pursuant to Section 4.02, the Company shall not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company shall pay an amount in cash equal to the applicable portion of the average of the Closing Prices of the Common Stock for each of the 15 consecutive Trading Days of the Conversion Reference Period.

          Section 4.06 Taxes On Conversion.

     If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

          Section 4.07 Company To Provide Stock.

     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit it to deliver the portion of the conversion consideration owing upon conversion comprised of the Residual Value Shares in shares of Common Stock.

     (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

          Section 4.08 Adjustment Of Conversion Rate.

     (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

     (3) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (7) of this Section 4.08(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or to purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors and evidenced in an Officers’ Certificate.

     (4) If the Company shall make a dividend or other distribution to all holders of Common Stock of shares of its Capital Stock, other than Common Stock, or evidences of its Indebtedness or other of its assets (including securities but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.08(a)(3),

(y) any dividend or distributions to which the provisions of the second succeeding paragraph shall apply or dividends and distributions in connection with a recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, conveyance or statutory share exchange to which the provisions of Section 4.12 shall apply and (z) any dividend or distribution paid exclusively in cash) (the “Distributed Securities”), then in each such case (unless Holders of Securities participate in such dividend or distribution by receiving, in respect of each $1,000 Principal Amount at Maturity of Securities, the dividend or distribution that a holder of a number of shares of Common Stock equal to the Conversion Rate would receive or unless such dividend or distribution consists of rights pursuant to a shareholders’ rights plan, so long as such rights shall remain attached to the Common Stock) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which determination shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that, from and after the record date fixed for the determination of shareholders entitled to receive the Distributed Securities, each Holder shall be entitled to receive an amount of Distributed Securities distributed in respect of one share of Common Stock multiplied by the Conversion Rate in effect as of the record date for the distribution of such Distributed Securities. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.08(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (“Spinoff Securities”), the Conversion Rate shall be adjusted, unless Holders participate in such distribution by receiving, in respect of each $1,000 Principal Amount at Maturity of Securities, the Spinoff Securities

that a holder of a number of shares of Common Stock equal to the Conversion Rate would receive, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the NASDAQ National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average Closing Price over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of a Security shall have the right to receive upon conversion thereof, in addition to the amounts set forth in Section 4.02, an amount of such Spinoff Securities equal to the amount of Spinoff Securities distributed in respect of one share of Common Stock multiplied by the Conversion Rate in effect as of the record date for the distribution of such Spinoff Securities.

     (5) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock, cash (excluding any cash (1) that is distributed as part of a distribution referred to in Section 4.08(a)(4) hereof, and (2) to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.135 (the “Dividend Threshold Amount”)), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive the distribution by a fraction, the numerator of which shall be equal to the Current Market Price on such record date, and (ii) the denominator of which shall be equal to the Current Market Price on such record date less an amount equal to the quotient of (x) the aggregate amount of the cash distributed and (y) the number of shares of Common Stock outstanding on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

     The Dividend Threshold Amount shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted by multiplying the Dividend Threshold Amount in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Conversion Rate in effect immediately prior to the adjustment giving rise to the Dividend Threshold Amount adjustment and the denominator of which shall be the Conversion Rate in effect as so adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this Section 4.08(a)(5).

     (6) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (6) of this Section 4.08(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (6).

     For purposes of this Section 4.08(a)(6), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

     (7) For the purpose of any computation under this Section 4.08(a), the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive Trading Days ending on the earlier of (A) the record date fixed for the determination of shareholders to receive the applicable distribution or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.08(a) or (B) the “ex-date”

with respect to distributions, issuances or other events requiring such computation under this Section 4.08.

     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.08, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.08 so as to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     (b) For purposes of this Section 4.08, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (c) Notwithstanding the provisions set forth in Section 4.08(a), in no event shall the Conversion Rate exceed 12.7109 shares of Common Stock per $1,000 Principal Amount at Maturity of Securities (the “Conversion Rate Cap”). To the extent that the Conversion Rate is adjusted as a result of the application of the provisions of clauses (1) through (4) of this Section 4.08(a), the Conversion Rate Cap shall be adjusted in the same manner as the Conversion Rate.

          Section 4.09 No Adjustment.

     (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.08 above to the same extent as if the Securities had been converted into Common Stock at the Conversion Rate immediately prior to any such transaction.

     (b) No adjustment in the Conversion Rate shall be required unless such adjustment would result in an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.09(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

     (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

          Section 4.10 Notice Of Adjustment.

     Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

          Section 4.11 Notice Of Certain Transactions.

     In the event that the Company takes any action which would require an adjustment in the Conversion Rate, there occurs any event to which the provisions of Section 4.12 would apply or there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice briefly describing the event and stating the proposed record or effective date, as the case may be. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.11.

          Section 4.12 Effect Of Recapitalization, Reclassification, Consolidation, Merger Or Sale On Conversion Privilege.

     (a) If any of the following shall occur, namely: (1) any recapitalization, reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.08); (2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale, conveyance or lease of all or substantially all the property and assets of the Company, directly or indirectly, to any Person, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such recapitalization, reclassification, change, statutory share exchange, consolidation, merger, combination, sale, conveyance or lease, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Security then outstanding shall have the right, subject to this Article 4 and unless the Company makes an election under Section 3.08(i) (in which case the Securities shall be convertible based on Public Acquiror Common Stock), to convert such Security in accordance with the provisions of Article 4 as if the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable upon such recapitalization, reclassification, change, statutory share exchange, consolidation, merger, combination, sale, conveyance or lease in respect of one share of Common Stock were one share of Common Stock (assuming the holder of such share of Common Stock did not exercise any right of election as to the kind or amount of stock, other securities or other property or assets, including cash, receivable upon such transaction, and provided that if the kind or amount of stock, other securities or other property or assets receivable upon such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised, then the kind and amount shall be deemed to be the kind and amount receivable per share of Common Stock by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4.

If, in the case of any such recapitalization, reclassification, change, statutory share exchange, consolidation, merger, combination, sale, conveyance or lease, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.12 shall similarly apply to successive recapitalizations, reclassifications, changes, statutory share exchanges, consolidations, mergers, combinations, sales, leases or conveyances. If this Section 4.12(a) applies to any event or occurrence, Section 4.08 shall not apply.

     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) that shall be substituted for the Common Stock for purposes of the conversion provision of Article 4 hereof, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

          Section 4.13 Trustee’s Disclaimer.

     (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

          Section 4.14 Voluntary Increase.

     The Company from time to time may increase the Conversion Rate, to the extent permitted by law and the listing requirements of the Nasdaq National Market, by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event. The Company shall provide 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders.

ARTICLE 5

COVENANTS

          Section 5.01 Payment Of Securities.

     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or cash interest or Original Issue Discount or Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid cash interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal Amount at Maturity, Accreted Principal Amount, Redemption Price, Put Right Purchase Price, Change of Control Repurchase Price, cash interest (including Contingent Interest and Liquidated Damages), in each case if payable, shall be considered paid on the applicable date due if on such date (or in the case of a Put Right Purchase Date or Change of Control Repurchase Date, the Business Day following such date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay cash interest in immediately available funds on overdue Accreted Principal Amount and cash interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     (b) Payment of the Accreted Principal Amount and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate Principal Amount at Maturity in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least ten Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

          Section 5.02 SEC and Other Reports.

     (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

          Section 5.03 Compliance Certificates.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          Section 5.04 Further Instruments And Acts.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 5.05 Maintenance Of Corporate Existence.

     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          Section 5.06 Rule 144A Information Requirement.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or Beneficial Owner of the Securities make available to such Holder or Beneficial Owner of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or Beneficial Owner, the information required pursuant to Rule 144A(d)(4) under the Securities

Act and it will take such further action as any Holder or Beneficial Owner of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or Beneficial Owner to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a Beneficial Owner shall be determined by the Company.

          Section 5.07 Stay, Extension And Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of, or accrued but unpaid interest (including Contingent Interest) or Liquidated Damages, if any, on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.08 Payment Of Liquidated Damages.

     If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such Liquidated Damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

          Section 5.09 Maintenance Of Office Or Agency.

     The Company shall maintain an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be the office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any other location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

ARTICLE 6

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 6.01 Company May Consolidate, Etc., Only On Certain Terms.

     (a) The Company may not consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:

     (1) either (A) the Company shall be the resulting or surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole, shall (i) be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

     (2) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Section 6.02 Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

          Section 7.01 Events Of Default.

     (a) “Event of Default,” wherever used herein with respect to the Securities, shall mean any of the following events:

     (1) a default in the payment of any Accreted Principal Amount or any Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price on any Security when the same becomes due and payable on the Final Maturity Date, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment is prohibited by the provisions of Article 11; or

     (2) a default in the payment of any installment of cash interest (including Contingent Interest) or Liquidated Damages, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions of Article 11; or

     (3) a default in the delivery when due of all cash and any shares of Common Stock (including any Make Whole Premium) deliverable upon conversion of the Securities, which failure continues for 15 days; or

     (4) the failure of the Company to comply with, or to perform or observe, any other term, covenant or agreement contained in the Securities or this Indenture or to cure, or obtain a waiver of, such default for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

     (5) the failure of the Company to make any payment at the end of the applicable grace period, if any, after the final maturity of any Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $20,000,000, whether such Indebtedness now exists or shall hereafter be created, or there is an acceleration of Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $20,000,000 because of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged, and such default has not been cured or waived or such acceleration has not been rescinded or annulled, within a period of 30 days after a Notice of Default specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled; or

     (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences as a debtor a voluntary case or proceeding;

     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;

     (D) makes a general assignment for the benefit of its creditors;

     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

     (B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

     (C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 30 (or in the case of preceding clause (B), 60 days) of consecutive days.

     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     (b) A Default under clauses (4) or (5) of Section 7.01(a) shall not be an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 7.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default.

     (c) The Company shall deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

     The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer acquires actual knowledge of such Default or Event of Default in the course of performing other duties pursuant to this Indenture.

          Section 7.02 Acceleration.

     If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 7.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company and if any Indebtedness under the Senior Secured Credit Facility shall then be outstanding, the administrative agent under the Senior Secured Credit Facility, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding may, by notice to the Company, the Trustee and if any Indebtedness under the Senior Secured Credit Facility shall then be outstanding, the administrative agent under the Senior Secured Credit Facility, declare the Accreted Principal Amount and accrued and unpaid cash interest (including Contingent Interest), if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Accreted Principal Amount, and such accrued and unpaid cash interest (including Contingent Interest), if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately; provided, however, that so long as any Indebtedness under the Senior Secured Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) an acceleration of the Indebtedness outstanding under the Senior Secured Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the Senior Secured Credit Facility of written notice of the acceleration of the foregoing amounts in respect of the Securities. If an Event of Default specified in Section 7.01(a)(6) or (7) occurs in respect of the Company and is continuing, the Accreted Principal Amount, and accrued but unpaid cash interest (including Contingent Interest), if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (2) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (4) all payments due to the Trustee and any predecessor Trustee under Section 8.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 7.03 Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the Accreted Principal Amount and accrued and unpaid cash interest (including Contingent Interest), if any, and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

          Section 7.04 Waiver Of Defaults And Events Of Default.

     Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, or any accrued but unpaid interest on, any Security, an uncured failure by the Company to convert any Securities in accordance with the provisions of Article 4 or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

          Section 7.05 Control By Majority.

     The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 7.06 Limitations On Suits.

     (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding.

     (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

          Section 7.07 Rights Of Holders To Receive Payment And To Convert.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount at Maturity, Redemption Price, Put Right Purchase Price, Change of Control Repurchase Price, or any Original Issue Discount and cash interest (including Contingent Interest), if any and Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon redemption, repurchase, or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Section 7.08 Collection Suit By Trustee.

     If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 7.09 Trustee May File Proofs Of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 7.10 Priorities.

     (a) If the Trustee collects any money or other property pursuant to this Article 7, it shall pay out the money or other property in the following order:

     (1) First, to the Trustee for amounts due under Section 8.07;

     (2) Second, to the holders of Senior Indebtedness to the extent required by Article 11;

     (3) Third, to Holders for amounts due and unpaid on the Securities for the Accreted Principal Amount, cash interest (including Contingent Interest), and Liquidated Damages, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

     (4) Fourth, to such other Person or Persons, if any, as directed by a court of competent jurisdiction; and

     (5) Fifth, the balance, if any, to the Company.

     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

          Section 7.11 Undertaking For Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 8

TRUSTEE

          Section 8.01 Obligations Of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

          This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) this paragraph does not limit the effect of Section 8.01(b);

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

          This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 8.02 Rights Of Trustee.

     (a) Subject to Section 8.01:

     (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

     (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

          Section 8.03 Individual Rights Of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

          Section 8.04 Trustee’s Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

          Section 8.05 Notice Of Default Or Events Of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in payment of the principal of, or interest on, any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

          Section 8.06 Reports By Trustee To Holders.

     (a) If a report is required by TIA Section 313, within 60 days after each March 15, beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such March 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(2) and (c).

     (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities may be listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

          Section 8.07 Compensation And Indemnity.

     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence, willful misconduct or bad faith.

     (d) To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 8.07 shall survive the termination of this Indenture.

          Section 8.08 Replacement Of Trustee.

     (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a successor Trustee in accordance with this Section 8.08.

     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in Principal Amount at Maturity of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     (d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

          Section 8.09 Successor Trustee By Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

          Section 8.10 Eligibility; Disqualification.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

          Section 8.11 Preferential Collection Of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

          Section 9.01 Satisfaction And Discharge Of Indenture.

     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

     (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or have been converted in accordance with their terms and the terms hereof, whether at Final Maturity or on a Put Right Purchase Date, Change of Control Purchase Date, Redemption Date or Conversion Date,

provided in the case of clause (B), that

     (1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to satisfy its conversion obligations hereunder or to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 5.01 and 13.05, Article 4, and this Article 9, shall survive until the Securities have been paid in full.

          Section 9.02 Application Of Trust Money.

     Subject to the provisions of Section 9.03 and Section 11.05, the Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

          Section 9.03 Repayment To Company.

     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.

     (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

          Section 9.04 Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS AND SUPPLEMENTS

          Section 10.01 Without Consent Of Holders.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

     (1) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

     (2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

     (3) securing the Company’s obligations in respect of the Securities;

     (4) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

     (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

     (6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

     (7) modifying any other provisions of this Indenture in any manner that will not adversely affect the interests of the Holders in any material respect.

     Any amendment described in clause (7) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities by the Company will not be deemed to materially and adversely affect the interests of Holders.

          Section 10.02 With Consent Of Holders.

     (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate Principal Amount at

Maturity of the Securities represented at the meeting. However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

     (1) alter the manner of calculation or rate of accrual of Original Issue Discount or cash interest (including Contingent Interest) on any Security or change the time of payment of any installment of cash interest (including Contingent Interest) on, or any Liquidated Damages with respect to, any Security;

     (2) make any of the Securities payable in money or securities other than that stated in the Securities;

     (3) change the Final Maturity Date with respect to any Security;

     (4) reduce the Principal Amount at Maturity, Issue Price, Accrued Original Issue Discount, Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price (as applicable) with respect to any of the Securities;

     (5) make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect (including the right to receive a Make Whole Premium under the circumstance set forth in Article 4);

     (6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

     (7) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

     (8) modify the subordination provisions of the Securities in a manner adverse to the Holders in any material respect;

     (9) reduce the percentage in aggregate Principal Amount at Maturity of Securities outstanding necessary to modify or amend this Indenture, to waive compliance by the Company with the provisions of this Indenture or to waive any past Default or Event of Default; or.

     (10) modify this Section 10.02, except to increase any percentages required for approval or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     (b) After an amendment or, supplement under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or, supplement.

          Section 10.03 Compliance With Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

          Section 10.04 Revocation And Effect Of Consents.

     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security, unless it makes a change described in any of clauses (1) through (10) of Section 10.02(a). In the case of an amendment, supplement, or waiver that makes a change described in any of clauses (1) through (10) of Section 10.02(a), the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

          Section 10.05 Notation On Or Exchange Of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          Section 10.06 Trustee To Sign Amendments, Etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

          Section 10.07 Effect Of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

SUBORDINATION

          Section 11.01 Agreement To Subordinate.

     The Company agrees, and each Holder by accepting a Security agrees, that the payment of principal of, and Original Issue Discount and cash interest (including Contingent Interest and Liquidated Damages, if any), on, any payment in cash upon conversion of, and any other Obligations evidenced by the Securities and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or cash equivalents (or other payments satisfactory to holders of Senior Indebtedness) of all Senior Indebtedness whether outstanding on the date hereof or hereafter incurred.

          Section 11.02 Liquidation; Dissolution; Bankruptcy.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any total or partial liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or other payments satisfactory to holders of Senior Indebtedness) of all Senior Indebtedness before the Holders will be entitled to receive any payment or distribution of any kind or character (other than payment or distribution in the form of Permitted Junior Securities); and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments or distribution in the form of Permitted Junior Securities), to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness (or, if not ratably, as otherwise agreed among the holders of Senior Indebtedness) to the extent necessary to make payment in full in cash or cash equivalents (or other payments satisfactory to holders of Senior Indebtedness) of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Section 11.03 Default On Designated Senior Indebtedness.

     (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities, may be made by or on behalf of the Company on account of any Obligation with respect to the Securities, including principal of, or Original Issue Discount or accrued cash interest (including Contingent Interest and Liquidated Damages), if any, on the Securities or on account of the conversion, purchase, redemption or other acquisition of Securities (i) upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or the Senior Indebtedness giving rise to such Payment Default shall have been discharged or paid in full in cash or cash equivalents (or other payments satisfactory to holders of Senior Indebtedness) or (ii) during a Payment Blockage Period arising as a result of Non-Payment Default.

     A “Payment Blockage Period” shall commence upon the date of receipt by the Trustee of written notice from the representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest to occur of:

     (1) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not have been accelerated);

     (2) the date on which such Non-Payment Default is cured, is waived or ceases to exist (so long as no default or event of default exists under the Designated Senior Indebtedness initiating such Payment Blockage Period);

     (3) the date on which such Designated Senior Indebtedness is discharged or paid in full; and

     (4) the date on which such Payment Blockage Period has been terminated by written notice to the Trustee or the Company from the representative of the holders of Designated Senior Indebtedness initiating such Payment Blockage Period;

after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments and additional interest, if any. No more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days after the commencement of such initial Payment Blockage Period.

          Section 11.04 Acceleration Of Securities.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. In the event of any acceleration of the Securities hereunder, the holders of any Senior Indebtedness then outstanding shall be entitled to payment in full in cash or cash equivalents (or other payments satisfactory to such holders of Senior Indebtedness) before the Holders of the Securities are entitled to receive any payment or distribution of principal of, or premium, if any, or Original Issue Discount or interest, if any, on the Securities.

          Section 11.05 When Distribution Must Be Paid Over.

     (a) In the event that, notwithstanding the provisions of Sections 11.02, 11.03 and 11.04, any payment or distribution, whether in cash, property or securities, shall be received by the Trustee or any Holder, which payment is prohibited by such provisions, then such payment shall be held for the benefit of, and paid over and delivered by such Trustee or Holder to, the representatives of holders of Senior Indebtedness, as their interests may appear, for application to Senior Indebtedness to the extent necessary to pay or to provide for the payment of all such

Senior Indebtedness in full in cash or cash equivalents (or other payments acceptable to holders of Senior Indebtedness).

     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          Section 11.06 Notice By The Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 11, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 11.

          Section 11.07 Subrogation.

     After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness that otherwise would have been made to Holders of Securities shall not, as between the Company and Holders, constitute a payment by the Company on account of the Senior Indebtedness.

          Section 11.08 Relative Rights.

     This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of and the Original Issue Discount and accrued cash interest (including Contingent Interest and Liquidated Damages, if any) on the Securities and to deliver amounts owing upon conversion of Securities in accordance with the provision of Article 4 in accordance with their terms; (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders. If the Company fails because of this Article 11 to pay the principal (other than Permitted Junior Securities) of or the Original Issue Discount and cash interest (including Contingent Interest and Liquidated Damages, if any) on a Security or to deliver amounts owing upon conversion of Securities in accordance with the provisions of Article 4 when due hereunder, the failure shall still constitute a Default or Event of Default hereunder, to the same extent as if this Article 11 did not apply.

          Section 11.09 Subordination May Not Be Impaired By The Company.

     (a) No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

     (b) Without in any way limiting the generality of this Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination designated in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (2) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

     (c) Notwithstanding any other provision of this Indenture to the contrary, the subordination provisions contained in this Article 11 may not be modified or impaired without the consent of the agent under the Senior Secured Credit Facility.

          Section 11.10 Distribution Or Notice To Representative.

     (a) Whenever a distribution is to be made or a notice is to be given to a holder of any Senior Indebtedness, the distribution may be made and the notice may be given to the trustee or representative of such holders of Senior Indebtedness.

     (b) Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

          Section 11.11 Rights Of Trustee And Paying Agent.

     (a) Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Trust Officer of the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article 11. Only the Company or the representative of the Company or of holders of Senior Indebtedness may give the notice. Nothing in this

Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

     (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

          Section 11.12 Authorization to Effect Subordination.

     Each Holder by its acceptance of the Securities authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 11, and appoints the Trustee such Holder’s attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder’s Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 7.09 prior to 30 days before the expiration of the time to file such claim or claims, then any holder of Senior Indebtedness or its representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or any representative thereof to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or any representative thereof to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 12

CONTINGENT INTEREST

          Section 12.01 Contingent Interest.

     Subject to Section 12.02 hereof, the Company shall make Contingent Interest payments to the Holders during any six-month period from March 16 to September 15 and from September 16 to March 15, beginning with the six-month period commencing on March 16, 2013 (each a “Semiannual Period”), if, but only if, the average of the Security Market Prices for the ten Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 130% or more of the Relevant Value per Note. During any Semiannual Period when Contingent Interest is payable pursuant to this Section 12.01, each Contingent Interest payment due and payable on each $1,000 Principal Amount at Maturity of Securities for the applicable Semiannual Period, shall equal the annual rate of 0.25% of the average of the Security Market Prices for the ten Trading Day measuring period referred to in the immediately preceding sentence. Contingent Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

     As used in this Section 12.01, “Relevant Value” means the sum of the Accreted Principal Amount and accrued and unpaid cash interest, if any, on such Security to the day immediately preceding the first day of the applicable Semiannual Period. “Security Market Price” means, on any date, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Securities obtained by the Bid Solicitation Agent for $2,500,000 Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such date from at least three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if the Bid Solicitation Agent cannot reasonably obtain three such bids but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonable obtain at least one bid for $2,500,000 Principal Amount at Maturity of Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such date, then the Security Market Price for such date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Closing Price of the Common Stock for the ten Trading Days ending on such date, appropriately adjusted, without duplication, to take into account the occurrence, during the period commencing on the first of such Trading Days during such ten Trading Day period and ending on such determination date, of any event described in Section 4.08 requiring an adjustment to the Conversion Rate. The Accreted Principal Amount of the Securities shall continue to increase in accordance with the terms of this Indenture and the Securities whether or not Contingent Interest payments shall be made.

          Section 12.02 Payment of Contingent Interest; Contingent Interest Rights Preserved.

     If payable, Contingent Interest on a Security shall be paid to the Person who is the Holder of that Security on the 15th day next preceding the last day of the applicable Semiannual Period (the “Contingent Interest Record Date”). Such payments shall be paid on the last day of the Semiannual Period (in each case, a “Contingent Interest Payment Date”). Each payment of Contingent Interest on any Security shall be paid (A) if such Security is held in the form of a Global Note, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Security, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, interest payable on any Contingent Interest Payment Date will be paid to the Depositary for the purpose of permitting the Depositary to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof. Upon determination that Holders of Securities will be entitled to receive Contingent Interest during a Semiannual Period, the Company will issue a press release and use its reasonable best efforts to post such information on its website or through such other public medium as the Company may use at the time.

     The Company may unilaterally increase the amount of interest or Contingent Interest it is required to pay but shall have no obligation to do so.

          Section 12.03 Bid Solicitation Agent.

     The Company shall appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act pursuant to Section 12.01 when directed by the Company in writing to do so. The Company may change the Bid Solicitation Agent at its discretion; provided, however, that the Bid Solicitation Agent may not be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

ARTICLE 13

MISCELLANEOUS

          Section 13.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

          Section 13.02 Notices.

     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Nash-Finch Company
7600 France Avenue South
Minneapolis, Minnesota 55435
Attention: General Counsel
Facsimile No.: (952) 844-1235
Telephone No.: (952) 832-0534

with a copy to:

Rohan S. Weerasinghe
c/o Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10543
Facsimile No: (212) 848-7793
Telephone No: (212) 848-4000

if to the Trustee, to:

Wells Fargo Bank, National Association
Sixth & Marquette

N9303-120
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services
Telephone No: (612) 316-1445
Facsimile No: (612) 667-9825

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

          Section 13.03 Communications By Holders With Other Holders.

     Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          Section 13.04 Certificate And Opinion As To Conditions Precedent.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

          Section 13.05 Record Date For Vote Or Consent Of Holders of Securities.

     The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. If a record date is fixed, those persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

          Section 13.06 Rules By Trustee, Paying Agent, Registrar And Conversion Agent.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

          Section 13.07 Legal Holidays.

     A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

          Section 13.08 Governing Law.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 13.09 No Adverse Interpretation Of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10 No Recourse Against Others.

     All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

          Section 13.11 No Security Interest Created.

     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

          Section 13.12 Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 13.13 Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 13.14 Separability.

     If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.15 Table Of Contents, Headings, Etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

NASH-FINCH COMPANY

By:	/s/LeAnne M. Stewart

Name:	LeAnne M. Stewart
Title:	Senior Vice President & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy P. Mowdy

Name:	Timothy P. Mowdy
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME, THE ISSUE PRICE OF EACH SECURITY IS $466.11 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MARCH 15, 2005 AND THE COMPARABLE YIELD (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES) IS 8%, COMPOUNDED SEMI-ANNUALLY. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: NASH-FINCH COMPANY, 7600 FRANCE AVENUE SOUTH, P.O. BOX 355, MINNEAPOLIS, MINNESOTA 55440-0355, ATTENTION: DIRECTOR OF TREASURY.

     NASH-FINCH COMPANY (THE “COMPANY,” WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS DEBT INSTRUMENTS THAT ARE SUBJECT TO TREASURY REGULATION SECTION 1.1275-4(b); (2) TO TREAT THE CASH PAYMENT AND THE FAIR MARKET VALUE OF THE COMMON STOCK RECEIVED UPON THE CONVERSION OF A SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF TREASURY REGULATION SECTION 1.1275-4(b) THAT WILL RESULT IN AN ADJUSTMENT UNDER TREASURY REGULATION SECTION 1.1275-4(b)(3)(iv) AND TREASURY REGULATION SECTION 1.1275-4(b)(6); AND (3) TO ACCRUE INTEREST WITH RESPECT TO OUTSTANDING SECURITIES AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (I.E., TAX ORIGINAL ISSUE DISCOUNT) ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN TREASURY REGULATION SECTION 1.1275-4(b), USING THE COMPARABLE YIELD SET FORTH IN EXHIBIT B TO THE WITHIN MENTIONED INDENTURE COMPOUNDED SEMI-ANNUALLY AND THE PROJECTED PAYMENT SCHEDULE ATTACHED AS EXHIBIT B TO SUCH INDENTURE. FURTHER, EACH HOLDER BY ITS PURCHASE OF A SECURITY WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED TO INCLUDE SUCH TAX ORIGINAL ISSUE DISCOUNT (INCLUDING THE PORTION OF TAX ORIGINAL ISSUE DISCOUNT REPRESENTED BY CASH INTEREST PAYMENTS) IN ITS GROSS INCOME AS IT ACCRUES REGARDLESS OF SUCH HOLDER’S OR BENEFICIAL OWNER’S METHOD OF TAX ACCOUNTING FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.2

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS

[1]	This paragraph should be included only if the Security is a Global Security.

[2]	These paragraphs to be included only if the Security is a Restricted Security.

SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER MADE PURSUANT TO CLAUSE (D) ABOVE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.2

NASH-FINCH COMPANY
Senior Subordinated Convertible Notes due 2035

No. R-1	CUSIP: 631158AC6
Issue Date: March 15, 2005	Original Issue Discount: $533.89
Issue Price: $466.11	(for each $1,000 Principal Amount at Maturity)
(for each $1,000 Principal
Amount at Maturity)

          Nash-Finch Company, a Delaware corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount at Maturity of $322,000,000 on March 15, 2035.

          This Security shall bear interest and accrue Original Issue Discount as specified on the reverse side of this Security. This Security is convertible as specified on the reverse side of this Security.

          Additional provisions of this Security are set forth on the reverse side of this Security.

Dated: March 15, 2005

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NASH-FINCH COMPANY
By:	_________________________________
Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

NASH-FINCH COMPANY
SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2035

1.	INTEREST

     This Security shall bear cash interest from March 15, 2005 or from the most recent date to which interest has been paid or duly provided for at the rate of 1.6314% per annum of the Principal Amount at Maturity to but excluding March 15, 2013. Payments of cash interest shall be made semiannually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2005 until and including March 15, 2013 to the person in whose name this Security is registered at the close of business on the September 1 and March 1 (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or, if none, commencing on and including March 15, 2005, if no interest has been paid hereon) and ending on and including the day preceding such Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     From and after March 15, 2013, Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security) in the period during which a Security remains outstanding shall accrue at 3.5% per annum on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months.

2.	METHOD OF PAYMENT

     Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Redemption Price, Put Right Purchase Price, Change of Control Repurchase Price and on the Final Maturity Date to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company shall pay cash interest from the Issue Date until March 15, 2013, as more fully described in paragraph 1 hereof, and Contingent Interest as more fully described in paragraph 5 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. If any Interest Payment Date, the Final Maturity Date or any date of earlier repayment or repurchase in accordance with the provisions of Article 3 of the Indenture falls on a day which is not a Business Day, the required payment shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment shall accrue from and after such date.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, Wells Fargo Bank, National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying

Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

     This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Subordinated Convertible Notes Due 2035 (the “Securities”), issued under an Indenture dated as of March 15, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

     The Securities are senior subordinated unsecured obligations of the Company limited to $354,000,000 aggregate Principal Amount at Maturity. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	CONTINGENT INTEREST.

     Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay Contingent Interest to the Holders during any Semiannual Period, with the initial six-month period commencing on March 16 , 2013, if, but only if, the average of the Security Market Prices of the Securities for the ten Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 130% or more of the Relevant Value of such Security.

     Contingent Interest, if any, will accrue and be payable to Holders of this Security as of the Contingent Interest Record Date. The Accreted Principal Amount of this Security will continue to increase whether or not Contingent Interest is paid.

     The amount of Contingent Interest payable per $1,000 Principal Amount at Maturity of Securities in respect of any Semiannual Period shall equal the annual rate of 0.25% of the average of the Security Market Prices for the ten Trading Day measuring period.

     Upon determination that Holders of Securities will be entitled to receive Contingent Interest during a Semiannual Period, the Company shall issue a press release and use its reasonable efforts to post such information on its web site or through such other public medium it may use at the time.

6.	REDEMPTION AT THE OPTION OF THE COMPANY

     Prior to March 15, 2013, the Securities shall not be redeemable. On or after March 15, 2013, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part, at a Redemption Price of 100% of the Issue Price of the Securities plus accrued Original Issue Discount, in each case together with any accrued and unpaid cash interest (including Contingent Interest), if any, to, but excluding, the applicable Redemption Date

(the “Redemption Price”); provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the second Business Day prior to the relevant Redemption Date.

     Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, but only in whole multiples of $1,000 Principal Amount at Maturity. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

     No sinking fund is provided for the Securities.

7.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any portion specified by the Holder (so long as the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the 30th Business Day following the date the Change of Control Repurchase Notice is transmitted pursuant to the Indenture, at a purchase price equal to the Change of Control Repurchase Price. The Holder shall have the right to withdraw any Change of Control Repurchase Notice (in whole or in any portion of the Principal Amount at Maturity thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Change of Control Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.	PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any portion specified by the Holder (so long as the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion of the Principal Amount at Maturity thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.	CONVERSION

     Securities in integral multiple of $1,000 Principal Amount at Maturity may be converted in accordance with, and into the consideration set forth in, Article 4 of the Indenture upon the occurrence of the events specified in Article 4 of the Indenture.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

     A Security in respect of which a Holder has delivered a Put Right Purchase Notice or a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     If any Common Stock shall be issuable upon conversion in accordance with the provisions of Article 4 of the Indenture, the Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     Except as set forth in the Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares. On conversion of a Security, Accrued Original Issue Discount, accrued cash interest (including Contingent Interest), if any, Tax Original Issue Discount accrued through the Conversion Date with respect to the converted Security and Liquidated Damages, if any, will be deemed paid by the cash and, if applicable, shares of Common Stock received by the Holder upon such conversion. Delivery to the Holder of the full conversion consideration payable or deliverable upon conversion will thus be deemed to satisfy: (A) the Company’s obligation to pay the Issue Price of a Security; (B) the Company’s obligation to pay Accrued Original Issue Discount or accrued and unpaid cash interest (including Liquidated Damages and accrued Tax Original Issue Discount) attributable to the period from the Issue Date through the Conversion Date; and (C) the Company’s obligation to pay accrued and unpaid Contingent Interest, if any. As a result, Accrued Original Issue Discount, accrued and unpaid cash interest (including Liquidated Damages), any accrued and unpaid Contingent Interest and accrued Tax Original Issue Discount are deemed paid in full rather than cancelled, extinguished or forfeited.

     Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities called for redemption) be accompanied by payment to the Company of an amount equal to the interest payable on such Interest Payment Date on the Principal Amount at Maturity of Securities or portions thereof being surrendered for conversion.

     The Conversion Rate will be adjusted in the manner set forth in the Indenture. The Company from time to time may voluntarily increase the Conversion Rate, subject to certain limitations set forth in the Indenture.

     The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Cash payment and the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

10.	DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 Principal Amount at Maturity and integral multiples of $1,000 Principal Amount at Maturity. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.	PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

12.	UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

14.	SUBORDINATION

     The payment of principal of, Original Issue Discount and cash interest (including Contingent Interest and Liquidated Damages, if any) on, any payment in cash upon conversion of, and any other Obligations evidenced by, the Securities will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or cash equivalents (or other payments satisfactory to the holders of Senior Indebtedness) of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

15.	SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

16.	DEFAULTS AND REMEDIES

     (a) Under the Indenture, an Event of Default shall mean any of the following events:

     (1) a default in the payment of any Accreted Principal Amount or any Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price on any Security when the same becomes due and payable on the Final Maturity Date, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment is prohibited by the provisions of Article 11 of the Indenture; or

     (2) a default in the payment of any installment of cash interest (including Contingent Interest) or Liquidated Damages, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions of Article 11 of the Indenture; or

     (3) a default in the delivery when due of all cash and any shares of Common Stock (including any Make Whole Premium) deliverable upon conversion of the Securities, which failure continues for 15 days; or

     (4) the failure of the Company to comply with, or to perform or observe, any other term, covenant or agreement contained in the Securities or this Indenture for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

     (5) the failure of the Company to make any payment at the end of the applicable grace period, if any, after the final maturity of any Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $20,000,000, whether such Indebtedness now exists or shall hereafter be created, or there is an acceleration of Indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $20,000,000 because of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 30 days after a Notice of Default specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled; or

     (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences as a debtor a voluntary case or proceeding;

     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;

     (D) makes a general assignment for the benefit of its creditors;

     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

     (B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

     (C) orders the winding up or liquidation of the Company;

     and in each case the order or decree remains unstayed and in effect for 30 (or in the case of preceding clause (B), 60 days) consecutive days.

     If an Event of Default (other than an Event of Default as a result of certain events of bankruptcy, insolvency, or reorganization of the Company) occurs and is continuing, the Trustee, by notice to the Company and, if any Indebtedness under the Senior Secured Credit Facility shall then be outstanding, the administrative agent under the Senior Secured Credit Facility, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities then outstanding, by notice to the Company and the Trustee and, if any Indebtedness under the Senior Secured Credit Facility shall then be outstanding, the administrative agent under the Senior Secured Credit Facility, may declare the Accreted Principal Amount and accrued and unpaid cash interest (including Contingent Interest), if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Accreted Principal Amount and such accrued and unpaid cash interest (including Contingent Interest), if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately; provided, however, that so long as any Indebtedness under the Senior Secured Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) an acceleration of the Indebtedness outstanding under the Senior Secured Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the Senior Secured Credit Facility of written notice of the acceleration of the foregoing amounts in respect of the Securities. If an Event of Default as a result of certain events of bankruptcy, insolvency, or reorganization of the Company occurs in respect of the Company and is continuing, the Accreted Principal Amount, and accrued but unpaid cash interest (including Contingent Interest), if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

17.	TRUSTEE DEALINGS WITH THE COMPANY

     Wells Fargo Bank, National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.	NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.	AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the face side of this Security.

20.	ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.	INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Nash-Finch Company, 7600 France Avenue South, Minneapolis, Minnesota 55435, Attention: General Counsel, Facsimile No: (952) 844-1235.

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)
[1]Signature guaranteed by:

By:

[1]	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:
(i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

     To convert this Security as provided in the Indenture, check the box:

     To convert only part of this Security, state the Principal Amount at Maturity to be converted (must be $1,000 or a integral multiple of $1,000): $                    .

     If you want the stock certificate, in the event the Company delivers shares of Common Stock, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)
[2]Signature guaranteed by:

By:

[2]	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:
(i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CHANGE OF CONTROL REPURCHASE NOTICE

To:    Nash-Finch Company

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Nash-Finch Company (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Repurchase Price, together with accrued and unpaid cash interest (including Contingent Interest) and Liquidated Damages, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal Amount at Maturity to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

OPTION TO ELECT PURCHASE
ON SPECIFIED DATES

To: Nash-Finch Company

     The undersigned hereby requests and instructs Nash-Finch Company to purchase the entire Principal Amount at Maturity of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on                                          in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal Amount at Maturity to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount at
Maturity of this Global		Amount of Decrease	Amount of
Note Following Such	Authorized	in	Increase in
Decrease Date	Signatory of	Principal Amount	Principal Amount
of Exchange (or	Securities	at Maturity of this	at Maturity of this
Increase)	Custodian	Global Note	Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:   Senior Subordinated Convertible Notes Due 2035 (the “Securities”) of Nash-Finch Company

This certificate relates to $        Principal Amount at Maturity of Securities owned in (check applicable box)

☐ book-entry or       ☐ definitive form by                                         (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture dated as of March • , 2005 between Nash-Finch Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:

(Insert Name of Transferor)

EXHIBIT B

Projected Payment Schedule1

Semi-annual Period
Ending	Noncontingent Payments	Contingent Payments	Total Payments
September 15, 2005	$8.16	—	$8.16

March 15, 2006	$8.16	—	$8.16

September 15, 2006	$8.16	—	$8.16

March 15, 2007	$8.16	—	$8.16

September 15, 2007	$8.16	—	$8.16

March 15, 2008	$8.16	—	$8.16

September 15, 2008	$8.16	—	$8.16

March 15, 2009	$8.16	—	$8.16

September 15, 2009	$8.16	—	$8.16

March 15, 2010	$8.16	—	$8.16

September 15, 2010	$8.16	—	$8.16

March 15, 2011	$8.16	—	$8.16

September 15, 2011	$8.16	—	$8.16

March 15, 2012	$8.16	—	$8.16

September 15, 2012	$8.16	—	$8.16

March 15, 2013	$8.16	—	$8.16

September 15, 2013	—	$0.81	$0.81

March 15, 2014	—	$0.84	$0.84

September 15, 2014	—	$0.87	$0.87

March 15, 2015	—	$0.91	$0.91

September 15, 2015	—	$0.95	$0.95

March 15, 2016	—	$0.98	$0.98

September 15, 2016	—	$1.02	$1.02

March 15, 2017	—	$1.07	$1.07

September 15, 2017	—	$1.11	$1.11

[1]	The schedule of projected payments is determined on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The schedule of projected payments does not constitute a projection or representation regarding the amounts payable on the Securities.

B-1

Semi-annual Period
Ending	Noncontingent Payments	Contingent Payments	Total Payments
March 15, 2018	—	$1.15	$1.15

September 15, 2018	—	$1.20	$1.20

March 15, 2019	—	$1.25	$1.25

September 15, 2019	—	$1.30	$1.30

March 15, 2020	—	$1.35	$1.35

September 15, 2020	—	$1.41	$1.41

March 15, 2021	—	$1.46	$1.46

September 15, 2021	—	$1.52	$1.52

March 15, 2022	—	$1.59	$1.59

September 15, 2022	—	$1.65	$1.65

March 15, 2023	—	$1.72	$1.72

September 15, 2023	—	$1.79	$1.79

March 15, 2024	—	$1.86	$1.86

September 15, 2024	—	$1.93	$1.93

March 15, 2025	—	$2.01	$2.01

September 15, 2025	—	$2.10	$2.10

March 15, 2026	—	$2.18	$2.18

September 15, 2026	—	$2.27	$2.27

March 15, 2027	—	$2.36	$2.36

September 15, 2027	—	$2.46	$2.46

March 15, 2028	—	$2.56	$2.56

September 15, 2028	—	$2.66	$2.66

March 15, 2029	—	$2.77	$2.77

September 15, 2029	—	$2.88	$2.88

March 15, 2030	—	$3.00	$3.00

September 15, 2030	—	$3.12	$3.12

March 15, 2031	—	$3.25	$3.25

September 15, 2031	—	$3.38	$3.38

March 15, 2032	—	$3.51	$3.51

September 15, 2032	—	$3.66	$3.66

March 15, 2033	—	$3.80	$3.80

September 15, 2033	—	$3.96	$3.96

March 15, 2034	—	$4.12	$4.12

September 15, 2034	—	$4.29	$4.29

March 15, 2035	—	$3718.11	$3718.11

Comparable yield: 8.00% compounded semi-annually

B-2